UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 5, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure

On March 5, 2008, the Board of Directors of FairPoint Communications, Inc. (the “Company”) declared a contingent dividend of $0.39781 per share (the “Dividend”) on the Company’s common stock, par value $.01 per share. The Dividend will be payable on April 16, 2008 to stockholders of record at the close of business on March 30, 2008 only if the Company’s merger (the “Merger”) with Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), closes on March 31, 2008.

Item 8.01 – Other Events.

On March 5, 2008, the Company issued a press release announcing the Dividend. A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

On March 6, 2008, the Company issued a press release announcing that the Company had extended the employment of its Chief Executive Officer, Eugene B. Johnson, for one year.  A copy of the press release is being furnished by being attached hereto as Exhibit 99.2.

In connection with the Merger, the Company has previously disclosed that it and Spinco intend to enter into a new $2.03 billion senior secured credit facility, a portion of which would consist of a delayed draw term loan facility in the amount of $200 million (the “New Delayed Draw Term Loan”).  The Company has disclosed that it expected that it would borrow at least $110 million under the New Delayed Draw Term Loan during the one-year period following the closing of the Merger to fund certain capital expenditures and other expenses associated with the Merger.   The Company currently expects that it will borrow at least $150 million under the New Delayed Draw Term Loan during the one-year period following the closing of the Merger rather than the previously disclosed $110 million.

The Company has filed, and the Securities and Exchange Commission (“SEC”) has declared effective, a registration statement in connection with the Merger.  The Company urges investors to read this document and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 5, 2008.

99.2	Press Release dated March 6, 2008.

The information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibits attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
Name: John P. Crowley
Title: Executive Vice President and Chief Financial Officer

Date: March 5, 2008